                                                                  EXHIBIT 99.2


PRESS RELEASE

ARLINGTON, VA, TUESDAY, AUGUST 13, 2002- Veridian Corporation (NYSE: VNX), a leading provider of information-based systems, integrated solutions and services for mission-critical national security programs, today announced record results for the second quarter of 2002 and the first six months of the calendar year.

David H. Langstaff, Veridian's president and CEO, said, "Our excellent results came from growth across a broad range of Veridian's customers, contracts and service offerings, and reflects the overall vitality of the defense and national security markets."


REPORTED RESULTS
The company reported an 11% growth in revenues to $192.6 million for the second quarter, compared to $173.5 million for the same period in 2001. Income from operations rose to $14.0 million, or 7.3% of revenues, compared to $8.3 million, or 4.8% of revenues, for the same quarter of last year, or 6.6% for 2001 after adjusting for goodwill amortization, and acquisition and integration expenses. Earnings before interest, taxes, depreciation and amortization (EBITDA) rose to $16.6 million, or 8.6% of revenues, compared to $14.0 million, or 8.1% of revenues, for the prior year. Income from continuing operations before extraordinary items in the second quarter was $5.3 million versus a loss of $0.6 million the previous year.


Revenues for the first six months of calendar year 2002 of $369.2 million were up almost 10% over the revenues in the same period of 2001 of $336.2 million. Income from operations for the first six months was $26.2 million, or 7.1% of revenues, as compared to $15.7 million, or 4.7% of revenues, in the first half of calendar year 2001. EBITDA in the first six months of 2002 was $31.3 million, or 8.5% of revenues, compared to $27.3 million, or 8.1% of revenues, in the same period last year. Income from continuing operations before extraordinary items in the first half of 2002 was $8.8 million versus a loss of $1.7 million the previous year.


PRO FORMA SECOND QUARTER EPS
The company's pro forma second quarter earnings per share (EPS) are $0.21. In the second quarter of 2002, Veridian reported a loss from continuing operations of $3.90 per share. The reported loss per share from continuing operations was dominated by one-time charges of $56.5 million related to the refinancing of the company following its initial public offering (IPO) on June 5, 2002. Accounting rules for calculating EPS from continuing operations require the deduction of these charges related to the pre-IPO capital structure. Therefore, this reported loss is not indicative of results going forward. To assist investors to better understand the second quarter operating results, the company has calculated a pro forma earnings per share from continuing operations that adjusts the reported operating results to reflect the impact of the current capital structure as follows:

PRO FORMA SECOND QUARTER EPS CALCULATION:
Income from operations, as reported         $14,045,000
Less pro forma interest, based on current   (1,617,000)
                                            -----------
debt levels
Pro forma earnings before taxes             12,428,000
Less income tax at 41.2%                    (5,120,000)
                                            -----------
Pro forma net income                        $7,308,000
                                            -----------

Pro forma weighted average diluted shares   35,400,000
Pro forma diluted EPS from continuing
operations                                  $     0.21
                                            ----------

CONTRACT WINS
The company continued to win all of its significant contracts up for re-competition, including a $170 million (if fully funded and all options are exercised) five-year, cost-plus-fixed fee Indefinite Delivery/Indefinite Quantity (IDIQ) contract to provide engineering and technical services support to the Naval Air Warfare Center Aircraft Division. In addition, the Air Force awarded Veridian a $21 million five-year contract for engineering services to support its Aerospace Vehicle Survivability Facility.


Veridian had a highly successful quarter in its new business development efforts. Veridian won the competition for the Navy's scientific, technical, administrative, research, development, test and evaluation services (STARS) contract in support of the Naval Air Systems Command, Naval Air Warfare Center. This $154 million, single award, five-year IDIQ contract represents new work and strengthens the company's relationship with the Navy. Work on the contract, which was expected to begin in October, has been postponed pending a protest of the award by the incumbent and another unsuccessful bidder. If the contract award is upheld, Veridian expects first-year revenues to be approximately $15 million to $20 million. The company's leadership position in providing network security support continued to expand with existing customers and through the addition of new customers, including the National Imagery and Mapping Agency, and the Defense Threat Reduction Agency.


In addition, there were several recent contract wins that reflect the company's increasing presence in the homeland security market. Veridian received a contract from the U.S. Department of the Interior's Bureau of Reclamation to conduct security risk assessments for 10 of the largest dams and water treatment facilities. This contract adds to other critical infrastructure risk assessments and risk management projects led by Veridian. Also, the U.S. Department of Transportation selected the Unisys Corporation and its alliance partners, including Veridian, to provide technology and telecommunications services for the Transportation Security Administration, the organization responsible for security at U.S. airports. A Veridian executive will lead the design and development of threat analysis and security services on the Unysis team.


During the first half of the year the company's total contract backlog rose 5% to $1.41 billion.


SECOND QUARTER DETAILS
Increases in operating margins were the result of significant improvements in operating efficiencies primarily related to reductions in indirect staff expenses implemented in late 2001, as well as the discontinuance of goodwill amortization effective at the start of 2002 in accordance with the adoption of SFAS 142. Interest expense declined to $5.2 million in the second quarter of 2002 from $7.0 million a year earlier due to lower interest rates and the reduction of outstanding debt on June 10, 2002, as proceeds from the IPO were used to eliminate expensive subordinated debt that carried a 14.5% interest rate. Veridian reduced its debt following the IPO to $130 million, at a current interest rate of approximately 5.1%. As a result of the debt reduction, interest expense will be substantially lower in the third quarter.


SALE OF VERITECT
During the second quarter, Veridian completed the sale of its Veritect subsidiary that offered network security services to the commercial market, allowing Veridian to focus on its core federal government business. The sale was completed within the estimated reserves established in 2001, and as adjusted in the first quarter with a charge to loss from disposal of discontinued operations of $1.1 million.

VERIDIAN POST-IPO CAPITAL STRUCTURE
On June 10, 2002, Veridian closed on its IPO in which the company sold 15,525,000 shares, including the underwriters' over-allotment option, at $16 per share. There were no selling shareholders in the offering. The $227 million of net proceeds, after deducting fees and expenses of the offering, were used to restructure the company's balance sheet by eliminating the high cost preferred stock that carried a 15.25% dividend, and the subordinated debt that had an interest rate of 14.5%. Also, Veridian replaced its existing credit facility with a new credit agreement that included a six-year $130 million term loan and a five-year, $70 million revolving line of credit. The entire amount of the term loan was initially drawn, but no borrowings have been taken against the revolving line of credit. The refinancing strengthens Veridian's balance sheet, improves the company's capital structure, provides capital for growth, and ultimately enhances future earnings. The cost of the redemption of the subordinated debt and changes to the credit agreement are reflected in the extraordinary loss from early extinguishment of debt of $10.9 million in the second quarter. As part of the capital restructuring following the IPO, the company's Series A redeemable convertible common stock was converted into the single class of common stock. The conversion premium on the Class A common stock, and the redemption premium and dividends on the preferred stock, are all reflected in the $56.5 million of deductions from net income in the current quarter to determine the net loss attributable to Class B common stockholders. The company now has a single class of common stock with equal rights.


OUTLOOK
Based on the progress of the first half of the year and the outlook for continued strong spending for national security, Veridian projects its 2002 revenues to be in the range of $745 million to $750 million, and diluted EPS from continuing operations to be in the range of $0.40 to $0.42, in total, for the remainder of 2002, assuming a diluted weighted average number of shares outstanding of 35.4 million. This outlook does not reflect the impact of any acquisitions.


CONFERENCE CALL INFORMATION
Veridian will webcast its second quarter 2002 financial conference call via the Internet today, beginning at 9:00 a.m. EDT. To listen, access the Investors section of Veridian's web site at www.veridian.com/investors and click on the conference call link. A replay of the webcast will be available on the company's web site through August 20, 2002. A replay of the conference call also will be available by telephone through August 20, 2002 at (800) 428-6051 (U.S./Canada) or (793) 709-2089 (International). The password for the telephone replay is 252565.


ABOUT VERIDIAN
Veridian is a leading provider of information-based systems, integrated solutions and services specializing in mission-critical national security programs for the intelligence community, the Department of Defense, law enforcement, and other U.S. government agencies. The company's capabilities include Network Security and Enterprise Protection; Intelligence, Surveillance and Reconnaissance; Knowledge Discovery and Decision Support; Chemical, Biological and Nuclear Detection; Network and Enterprise Management; and Systems Engineering Services.


CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
Certain statements and assumptions in this news release contain or are based on "forward-looking" information (that Veridian believes to be within the definition in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties. Words such as "may", "will", "intends", "should", "expects", "plans", "projects", "anticipates", "believes", "estimates", "predicts", "potential", "continue", or "opportunity" or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts or win new contracts; risks of contract performance; adverse results of U.S. government audits of our U.S. government contracts; and risks associated with complex U.S. government procurement laws and regulations. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in Veridian's Registration Statement on Form S-1, as amended (File Number 333-83792), and from time to time, in Veridian's other filings with the Securities and Exchange Commission.


The forward-looking statements included in this news release are only made as of the date of this news release and we undertake no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

                             VERIDIAN CORPORATION
                    CONSOLIDATED CONDENSED BALANCE SHEETS
                            (Dollars in thousands)
                                 (Unaudited)


                                                              June 30,            December 31,
                                                                2002                  2001
                                                           ----------------      ----------------
Cash and cash equivalents                                  $        32,243       $         2,105
Receivables, net of allowance                                      198,420               202,163
Income taxes receivable and deferred income taxes                   13,353                 6,380
Other current assets                                                10,528                 7,429
                                                           ----------------      ----------------
     Total current assets                                          254,544               218,077
                                                           ----------------      ----------------
Net property, plant and equipment                                   48,800                48,423
Goodwill                                                           207,855               207,855
Other assets                                                        11,014                11,020
     Total assets                                          $       522,213       $       485,375
                                                           ================      ================
Current liabilities                                        $        93,492       $       100,166
Long-term debt, less current installments                          128,500               244,646
Long-term liabilities                                                7,502                 7,523
                                                           ----------------      ----------------
     Total liabilities                                             229,494               352,335
                                                           ----------------      ----------------
Redeemable preferred stock                                               -                46,816
Redeemable Class A common stock                                          -               108,183
Stockholders' equity (deficit)                                     292,719              (21,959)
                                                           ----------------      ----------------
     Total liabilities and stockholders' equity            $       522,213       $       485,375
                                                           ================      ================

                             VERIDIAN CORPORATION
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in thousands, except share data)
                                 (Unaudited)

                                                                     Quarter Ended June 30,   Six Months Ended June 30,
                                                                     ----------------------   -------------------------
                                                                         2002         2001         2002          2001
                                                                     ---------   ----------  ----------- --------------
Revenues                                                             $ 192,606   $  173,479  $   369,208 $     336,202

Costs and expenses:

  Direct costs                                                         128,993      113,624      244,427       218,626
  Indirect costs                                                        46,993       45,694       93,470        90,007
  Depreciation expense                                                   2,575        2,758        5,154         5,576
  Amortization expense                                                       -        2,994            -         5,988
  Acquisition, integration and related expenses                              -          119            -           318

                                                                     ---------   ----------  ----------- --------------
    Total costs and expenses                                           178,561      165,189      343,051       320,515
                                                                     ---------   ----------  ----------- --------------

Income from operations                                                  14,045        8,290       26,157        15,687

Other expense:
  Interest expense, net                                                  5,211        6,977       11,141        13,995
  Other expense, net                                                         -           95            -            95

                                                                     ---------   ----------  ----------- --------------
    Other expense, net                                                   5,211        7,072       11,141        14,090
                                                                     ---------   ----------  ----------- --------------

Income from continuing operations before taxes and
  extraordinary items                                                    8,834        1,218       15,016         1,597
Income tax expense                                                       3,573        1,850        6,185         3,332
                                                                     ---------   ----------  ----------- --------------

Income (loss) from continuing operations before extraordinary items      5,261        (632)        8,831       (1,735)
Loss from discontinued operations, net of tax                                -        3,216            -         6,315
Loss on disposal of discontinued operations, net of tax                      -            -        1,103             -
                                                                     ---------   ----------  ----------- --------------
Income (loss) before extraordinary items                                 5,261      (3,848)        7,728       (8,050)
Extraordinary loss on early extinguishment of debt, net of tax          10,938            -       10,938             -
                                                                     ---------   ----------  ----------- --------------
    Net loss                                                           (5,677)      (3,848)      (3,210)       (8,050)
Recapitalization charges, preferred dividends and accretion             56,487        2,011       58,740         3,949
                                                                     ---------   ----------  ----------- --------------

Net loss attributable to Class B common stockholders                 $(62,164)   $  (5,859)  $  (61,950) $    (11,999)
                                                                     =========   ==========  =========== ==============

Earnings per common share-Basic
  Income (loss) from continuing operations                           $  (3.90)   $   (0.35)  $    (4.78) $      (0.75)
  Loss from discontinued operations                                          -       (0.43)       (0.10)        (0.84)
  Extraordinary loss on early extinguishment of debt                    (0.83)            -       (1.05)             -
                                                                     =========   ==========  =========== ==============

                                                                     $  (4.73)   $   (0.78)  $    (5.93) $      (1.59)
                                                                     =========   ==========  =========== ==============

Earnings per common share-Diluted
  Loss from continuing operations                                    $   (3.90)  $   (0.35)  $    (4.78) $      (0.75)
  Loss from discontinued operations                                          -       (0.43)       (0.10)        (0.84)
  Extraordinary loss on early extinguishment of debt                     (0.83)           -       (1.05)             -
                                                                     ---------   ----------  ----------- --------------

                                                                     $   (4.73)  $   (0.78)  $    (5.93) $      (1.59)
                                                                     =========   ==========  =========== ==============

Basic Shares                                                         13,134,533   7,524,786   10,443,919     7,528,043
Diluted Shares                                                       23,312,836  19,937,301   21,763,485    19,948,064


        POINT OF CONTACT INFORMATION
               MEDIA CONTACT:

             NAME Dennis Gauci
     PHONE NUMBER 703-575-3146
            EMAIL dennis.gauci@veridian.com
             INVESTOR RELATIONS:
             NAME Maureen Crystal
     PHONE NUMBER 703-575-3140
            EMAIL maureen.crystal@veridian.com